Exhibit 99.77(q)(1)

Item 77Q1 – Exhibits

(d)(1)	Amended Schedule A dated November 16, 2017, with respect to the Amended and Restated Investment Management Agreement between Voya Government Money Market Portfolio (formerly, Voya Money Market Portfolio) and Voya Investments, LLC dated November 18, 2014, as amended and restated on May 1, 2015 – Filed herein.

(d)(2)	Amended Schedule B dated November 16, 2017, with respect to the Amended and Restated Investment Management Agreement between Voya Government Money Market Portfolio (formerly, Voya Money Market Portfolio) and Voya Investments, LLC dated November 18, 2014, as amended and restated on May 1, 2015 – Filed herein.

(d)(3)	Amended Schedule C dated November 16, 2017, with respect to the Amended and Restated Investment Management Agreement between Voya Government Money Market Portfolio (formerly, Voya Money Market Portfolio) and Voya Investments, LLC dated November 18, 2014, as amended and restated on May 1, 2015 – Filed herein.

(d)(4)	Amended Schedule A dated November 16, 2017, with respect to the Sub-Advisory Agreement between Voya Investments, LLC and Voya Investment Management Co. LLC, effective November 18, 2014 – Filed herein.